UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 30, 2018

RAIT Financial Trust

(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Logan Square, 100 N. 18th St., 23rd Floor, Philadelphia, Pennsylvania		19103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 207-2100

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 30, 2018, the Libby Frischer Family Partnership (the “Investor”) and RAIT Financial Trust (“RAIT”) signed a letter (the “Letter”) which provided that RAIT would exempt (the “Exemption”) the Investor from the ownership limit contained in RAIT’s Declaration of Trust providing that no person may own more than 8.3% of our outstanding common shares (“Common Shares”). The Exemption exempts the Investor from this ownership limit for holding Common Shares that the Investor intends to purchase on or after the date of the Letter in an amount which, when added to the Common Shares owned by Charles F. Frischer and certain affiliated entities of Mr. Frischer at the time of any such acquisition, does not exceed an amount equal to 12.5% of the outstanding Common Shares. Mr. Frischer is the general partner of the Investor and has filed Statements of Beneficial Ownership on Schedule 13D on March 2, 2018 and March 12, 2018 regarding his beneficial ownership of the Common Shares and RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, 8.375% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest and 8.875% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest. The above summary of the Letter does not purport to be complete and is qualified in its entirety by the Letter attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Letter dated as of March 30, 2018 from Libby Frischer Family Partnership to RAIT Financial Trust and Ledgewood, P.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

April 2, 2018	By:	/s/ John J. Reyle
	Name:	John J. Reyle
	Title:	Interim Chief Executive Officer, Interim President and General Counsel